UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 16, 2006
                  Date of Earliest Event Reported: May 12, 2006

                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                   California
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                 (State or Other Jurisdiction of Incorporation)

               1-11476                                  95-3977501
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      (Commission File Number)             (I.R.S.  Employer Identification No.)

 13520 Evening Creek Drive, Suite 130, San Diego, California            92128
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (858) 391-3400
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              (Registrant's Telephone Number, Including Area Code)

                                         N/A
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           (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

On May 12, 2006, the audit committee of the board of directors of World Waste Technologies, Inc., upon the recommendation of management following a series of discussions with our independent accountants and members of the accounting staff of the SEC, decided to amend our Annual Report on Form 10-KSB for the year ended December 31, 2005 to correct certain errors in the financial statements included in such report. Accordingly, our audit committee concluded that our previously issued audited financial statements included in such report and the financial statements for the first three fiscal quarters of 2005 should no longer be relied upon.

The principal accounting errors reflected in such financial statements were as follows:

1) Fair value of options and warrants: As previously disclosed in our reports filed with the SEC, on August 24, 2004 World Waste Technologies, Inc., a private company ("WWT") completed a reverse merger with and into a subsidiary of Voice Powered Technologies International, Inc ("VPTI"), a publicly-traded company with no assets, liabilities or operations. As a result of this merger, VPTI (renamed World Waste Technologies, Inc.) succeeded to all of the assets, liabilities and operations of WWT.

In order to properly account for the expense associated with our issuance of options and warrants, we are required to determine the fair value of these securities. In determining this value we undertook a "Black Scholes" analysis, a method of valuation that takes into account the expected volatility of the stock underlying the convertible securities being valued. Because at the time of this valuation we had no stock trading history as a company with the operations of WWT (i.e. all of the trading had been as VPTI, a company with no operations), in determining our expected volatility, we decided to use the trading prices of a representative sample of companies within our industry as opposed to VPTI's trading history.

Based on our discussions with the staff of the SEC as to current practices in applying the applicable accounting guidelines (SFAS 123R) and further review of the authoritative accounting literature for new public companies, we concluded that the use of a volatility factor more consistent with our stage of life cycle and financial leverage would be more appropriate than a volatility factor based on the trading of shares of companies within our industry. As a result, we intend to change the volatility factor previously used from approximately 20% to 70%. Based on this analysis, we also intend to change the price used in calculating the fair value of the warrants issued in connection with a private placement of our Series A Preferred Stock from the price such shares were actually sold at to the quoted market price of our stock as of the closing of such issuance. These changes are expected to affect primarily the recorded value on our balance sheet of the following line item accounts: Debt Offering Costs, Patent and Licenses, Senior Secured Debt, Redeemable Preferred Stock, Warrant Liability, Additional Paid in Capital and Deficit Accumulated during the Development Stage. We currently anticipate that these changes will result in an increase in our net loss for 2004 of approximately $32,000 and a decrease in our net loss for 2005 of approximately $50,000, as well as an increase in dividend expense on our Series A Preferred Stock in 2005, including the amortization of preferred stock warrants, offering costs and the beneficial conversion feature of the preferred stock, of approximately $490,000. These changes will have no impact on our cash position for the period of restatement or future periods, but will affect our operating results and preferred stock dividend in future periods.

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2)    On November 1, 2005 we completed a private placement of senior debt securities with detachable warrants. In accounting for this transaction, we discounted the recorded value of the senior debt securities by an amount equal to the fair value of the warrants. Upon further review of the applicable accounting literature (APB 14), we determined that we should have discounted the senior debt for the "relative fair value" of the warrants rather than the "fair value" of the warrants. This had the affect of overstating the discount on the senior debt at December 31, 2005 by approximately $235,000.

3) The Convertible Redeemable Preferred Stock had been classified as a liability because it is redeemable at the end of five years, at the option of the holders. Upon further review of authoritative literature, Convertible Redeemable Preferred Stock will be reclassified as "mezzanine equity" rather than as a liability.

Although we intend to file an amended Annual Report on Form 10-KSB for the year ended December 31, 2005 as soon as practicable, because we have not yet concluded our analysis of these issues, the anticipated impact on our financial statements described above is subject to change.

We have completed our assessment of how the changes being made reflect on the adequacy of our internal controls over financial reporting and our disclosure controls in general and have concluded that the factors that resulted in the restatements were caused by a lack of consistent authoritative guidance and not a failure to detect and assess the issues and collect relevant data.

Certain matters discussed in this report may constitute "forward-looking statements" including, but not limited to, the expected impact of our accounting adjustments on our reported net loss for the years ended December 31, 2005 and 2004. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond our ability to control or predict, including, but not limited to (i) our final determination of the magnitude of the accounting adjustments described in this report, (ii) the discovery of other errors in our financial statements, which could result in further adjustments,
(iii) the completion of the restatement process and, (iv) other risks and uncertainties outlined in our periodic reports filed with the SEC. These statements are made as of the date of this report, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

 Date:  May 16, 2006                  WORLD WASTE TECHNOLOGIES, INC.

                                      By: /s/ David Rane
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                                           David Rane
                                           Chief Financial Officer

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